Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G dated June 18, 2025 relating to the Class A common stock, $0.001 par value, of EchoStar Corporation shall be filed on behalf of the undersigned.

REDWOOD CAPITAL MANAGEMENT LLC By: Redwood Capital Management Holdings, LP, its sole member, By: Double Twins K, LLC, its general partner, By: /s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: Managing Member

REDWOOD CAPITAL MANAGEMENT HOLDINGS, LP By: Double Twins K, LLC, its general partner, By: /s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: Managing Member

DOUBLE TWINS K, LLC By: /s/ Ruben Kliksberg
Name: Ruben Kliksberg
Title: Managing Member

RUBEN KLIKSBERG By: /s/ Ruben Kliksberg